EXHIBIT 3.1a


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            SELECT THERAPEUTICS, INC.

               (under Section 242 of the General Corporation Law)


     The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

FIRST: The name of the corporation is: SELECT THERAPEUTICS, INC.

SECOND: The corporation's Certificate of Incorporation was originally filed with the Secretary of State on January 28, 1997. A Restated Certificate of Incorporation was filed on July 21, 1997.

THIRD: The corporation hereby amends its Certificate of Incorporation as follows:

     Paragraph FOURTH of the Certificate of Incorporation, relating to the Corporation's authorized shares of capital stock, is hereby amended to read as follows:

          "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Fifty One Million (51,000,000) shares, of which Fifty Million (50,000,000) shares shall be designated common stock and shall have a par value of $.0001 per share and One Million (1,000,000) shares shall be designated preferred stock and shall have a par value of $.0001 per share.

FOURTH: The amendment effected herein was authorized by written consent of the holders of a majority of the outstanding shares entitled to vote thereon; written notice of this corporate action has been given to all shareholders entitled to vote thereon who did not consent in writing to such action pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.


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     IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 27th day of June, 2000.


                                        /s/ Robert Bender
                                        ---------------------
                                        Robert Bender
                                        Chairman of the Board


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